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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2005

JACOBS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Main Street, Black Hawk, Colorado		80422
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 303-582-1117

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On March 3, 2005, the registrant issued a press release announcing the completion on March 2, 2005 of a $23 million "tack-on" to the registrant's outstanding Senior Secured Notes. The terms of the new notes are the same as the existing notes, which carry a coupon rate of 11 7/8% per annum and mature February, 2009. There will be no change to the rating of the existing notes and the additional notes will carry the same rating of B2 and B, by Moody's and Standard & Poor's, respectively. See the press release dated March 3, 2005 attached hereto as an exhibit for more details.

        To complete the sale of the new notes, the registrant and Wells Fargo Bank, National Association entered into the Fourth and Fifth Supplements to the Indenture covering the existing notes which was dated February 8, 2002. Both supplements are attached hereto as exhibits.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

        Filed herewith are the following:

Exhibit No.	Description
2.01(a)	Fourth Supplemental Indenture dated March 2, 2005.
2.01(b)	Fifth Supplemental Indenture dated March 2, 2005.
99.1	Jacobs Entertainment, Inc. press release dated March 3, 2005 announcing the completion of a $23 million debt financing and acquisition of three truck plaza video gaming facilities in Louisiana.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.
Date: March 4, 2005	By:	/s/ STEPHEN R. ROARK Stephen R. Roark Chief Financial Office

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  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE